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                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

          THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of the 15th day of December, 1997, by and between B.I. SYSTEMS CORPORATION, a Delaware corporation ("B.I."), and GENOMIC SOLUTIONS Inc., a Delaware corporation ("Genomic"), pursuant to and in accordance with the General Corporation Law of the State of Delaware, as amended (the "Delaware Act").

          B.I. and Genomic hereby agree to and do hereby effect the merger of B.I. with and into Genomic (the "Merger") upon the terms and conditions set forth herein, effective as of the Effective Time (defined below):

          1. CONSTITUENT CORPORATIONS
             ------------------------

             a. The name and state of incorporation of each of the constituent corporations involved in the Merger to be effected hereby are as follows:

                 NAME                                  STATE OF INCORPORATION
                 ----                                  ----------------------
                 Genomic Solutions Inc.                Delaware

                 B.I. Systems Corporation              Delaware

             b. The surviving corporation of the Merger (the "Surviving Corporation") shall be Genomic.

          2. CAPITAL STOCK
             -------------

             a. B.I.'s authorized capital stock consists of 15,000,000 shares of common stock, par value $.001 per share, of which 625,448 shares are issued and outstanding, and 4,000,000 shares of preferred stock, par value $.001 per share. A portion of the shares of preferred stock have been divided into series which currently consist of Series B and Series M. 2,000,000 shares of preferred stock are designated as Series B Preferred Stock, of which 1,680,880 shares are issued and outstanding, and 50,000 shares are designated as Series M Preferred Stock of which 50,000 shares are issued and outstanding. The shares of B.I.'s common stock have all of the rights, preferences and limitations of shares of common stock stated in the Delaware Act. The rights, preferences, privileges and restrictions granted to and imposed on the preferred shares are as set forth in the Amended and Restated Certificate of Incorporation of B.I. attached hereto as Exhibit A.

             b. Genomic's authorized capital stock consists of 40,000,000 shares of common stock, par value $.001 per share, of which zero shares are issued and outstanding, and 10,000,000 shares of preferred stock, par value $.001 per share, of which zero shares are issued and outstanding. A portion of the shares of preferred stock have been divided into series which currently consist of Series B, Series C and Series M. 1,680,880 shares of preferred stock are designated as Series B Preferred Stock, of which zero shares are issued and outstanding, 4,070,339 shares of preferred stock are designated as Series C Preferred Stock, of which zero shares are issued and outstanding, and 50,000 shares are designated as Series M Preferred Stock of which zero shares are issued and outstanding. The shares of Genomic's common stock have all of the rights, preferences and limitations of shares of common stock stated in the Delaware Act. The rights, preferences, privileges and restrictions granted to and imposed on the preferred shares are as set forth in the Amended and Restated Certificate of Incorporation of Genomic attached hereto as Exhibit B.

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          c.   The number of authorized and outstanding shares of the capital stock of B.I. and Genomic, as set forth in subparagraphs (a) and
               (b) above, will not change prior to the Effective Time. The Board of Directors of Genomic has authorized the sale of up to 4,070,339 shares of Series C Preferred Stock, which shares will not be issued prior to the Effective Time.

     3.   TERMS AND EFFECT OF MERGER
          --------------------------

          a. At the Effective Time, B.I. and Genomic shall cease to exist separately, and B.I. shall be merged with and into Genomic in accordance with the provisions of this Agreement and in accordance with the provisions of and with the effect provided in the Delaware Act.

          b. At the Effective Time, upon consummation of the Merger, each holder of common stock of B.I. shall receive one share of common stock of Genomic for each share of common stock of B.I., each holder of B.I. Series B Preferred shall receive one share of Genomic's Series B Preferred for each share of B.I. Series B Preferred, and each holder of B.I. Series M Preferred shall receive one share of Genomic Series M Preferred for each share of B.I. Series M Preferred. Each of the outstanding shares of the capital stock of B.I. automatically will be canceled and will cease to exist without any payment being made or due in respect thereof.

          c. At the Effective Time, upon consummation of the Merger, all obligations of B.I. to holders of stock options awarded pursuant to the B.I. Systems Corporation 1994 Omnibus Equity Incentive Plan shall be binding on Genomic. Stock options to purchase shares of common stock of B.I. will be converted into options to purchase an equal number of shares of common stock of Genomic.

     4.   CERTIFICATE, BYLAWS, OFFICERS AND DIRECTORS
          -------------------------------------------

     The Amended and Restated Certificate of Incorporation and Bylaws of Genomic in effect at the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation. The officers, directors and committees of directors of B.I. on the Effective Time shall be the officers, directors and committees of directors of the Surviving Corporation. In accordance with the Certificate of Incorporation of Genomic, the directors shall be divided into three classes, Class I, Class II and Class III. Initially, Class I shall be comprised of Robert G. Shepler, Class II shall be comprised of J. Matthew Mackowski and Dan Mitchell, and Class III shall be comprised of Jeffrey S. Williams.

     5.   FILING OF AGREEMENT; EFFECTIVE TIME
          -----------------------------------

          a. To cause the Merger to become effective, a copy of this Agreement shall be filed with the Secretary of the State of Delaware pursuant to and in accordance with the Delaware Act.

          b. The Effective Time of the merger (the "Effective Time") shall be the date on which the filing described in subparagraph (a) above shall occur.

     6.   ADOPTION AND APPROVAL
          ---------------------

     This Agreement has been adopted and approved, by the board of directors of B.I. at a meeting of the board, by written consent without a meeting by the shareholders of B.I., and by written consent without a meeting of all of the directors of Genomic, all as entitled to vote on the Merger in accordance with the provisions of the Delaware Act.

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     7.   TERMINATION AND AMENDMENT
          -------------------------

     This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, notwithstanding approval of the agreement by the stockholders of B.I., by the unanimous mutual written consent of the respective boards of directors of Genomic and B.I. If this Agreement is terminated, then this Agreement shall thereafter become void and have no effect, and no party to this Agreement or any affiliate of any party to this Agreement shall have any liability to any other party to this Agreement or its shareholders, directors, officers or affiliates in respect of this Agreement or the Merger. The respective boards of directors of Genomic and B.I. may, by unanimous consent, amend this Agreement at any time prior to the Effective Time, provided that an amendment made subsequent to the approval of the B.I. stockholders is limited by
Section 251(d) of the Delaware Act.

     8.   COPIES OF THIS AGREEMENT
          -------------------------

     An original, executed copy of this Agreement shall remain on file at Genomic's principal place of business, the address of which is 525 Avis Drive, Suite 10, Ann Arbor, Michigan 48108, and upon request and without cost, Genomic shall furnish a copy thereof to any shareholder of B.I. or Genomic.

     9.   MERGER PERMITTED UNDER DELAWARE LAW
          -----------------------------------

     This Merger is permitted under, and has been effectuated in accordance with, the laws of the State of Delaware.


     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the day and year first above written.

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
B.I. SYSTEMS CORPORATION,                                           GENOMIC SOLUTIONS INC.
a Delaware corporation                                              a Delaware corporation


By: /s/ Jeffrey S. Williams                                         By: /s/ Jeffrey S. Williams
    -----------------------------------------                           ----------------------------------------
    Jeffrey S. Williams, President                                          Jeffrey S. Williams, President



Attested by: /s/ Steven J. Richvalsky                               Attested by: /s/ Steven J. Richvalsky
            -----------------------------------------                           ----------------------------------------
               Steven J. Richvalsky,                                              Steven J. Richvalsky,
               Secretary                                                          Secretary


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